Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pennsylvania Real Estate Investment Trust Employee Share Purchase Plan of our report dated February 13, 2017, with respect to the consolidated financial statements of Lehigh Valley Associates and Subsidiary included in the Annual Report (Form 10-K/A) of Pennsylvania Real Estate Investment Trust for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 31, 2018